Exhibit 99.1

August 2, 2006

Tetra Tech Reports Third Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 2, 2006.  Overall, the Company achieved the high end of its earnings and revenue guidance for the quarter.  Revenue in the quarter was $359.1 million, up 12.0% from $320.6 million, and revenue, net of subcontractor costs, was $240.2 million, up 4.5% from $230.0 million for the same quarter last year.  Income from operations was $18.4 million, up 26.4% from $14.6 million for the same period last year.  Net income for the third quarter was $9.8 million, up 31.8% from $7.4 million for the same period last year.  Diluted earnings per share (“EPS”) from continuing operations, after the effect of stock option expense under SFAS 123R, was $0.17 compared to $0.05 for the same period last year.  Diluted EPS from continuing operations, before the effect of stock option expense under SFAS 123R, was $0.19 compared to $0.05 per share for the same quarter last year. Backlog at the end of the third quarter was $1,006 million, up 10.8% from $909 million at the end of the third quarter last year. Cash flow from operations for the quarter was $13.9 million compared to $6.1 million a year ago, an increase of 128.7%.

In the third quarter of 2006 compared to the same period a year ago, the resource management segment experienced revenue growth, continued margin expansion, and strong backlog growth.  This strength was driven by a robust federal market and new wins with the U.S. Environmental Protection Agency and the Department of Defense, which includes work in Iraq.  The infrastructure segment experienced revenue growth, continued margin improvement, and backlog growth as a result of increased state and local government business.  The communications segment experienced revenue and backlog growth, but was negatively affected by a project delay that resulted in lower than expected earnings. Management expects this delay to abate in the fourth quarter.

Nine Month Results

Revenue for the nine months ended July 2, 2006 was $1.0 billion, up 9.8% from $927.8 million for the same period last year.  Revenue, net of subcontractor costs, for the first nine months of fiscal 2006 was $707.7 million, an increase of 4.6% from $676.7 million for the first nine months of fiscal 2005.  Income from operations for the first nine months was $51.8 million compared to a loss of $93.2 million for the same period last year.  Net income for the first nine months of fiscal 2006 was $26.7 million compared to a net loss of $108.5 million for the same period last year.  Diluted EPS from net income for the first nine months was $0.46 compared to a diluted loss per share of $1.92 for the same period last year.

Presentation of GAAP Financial Results

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Revenue	$359,055	$320,625	$1,019,139	$927,808
Revenue, net of subcontractor costs	240,219	229,957	707,694	676,702
Income (loss) from operations	18,445	14,596	51,792	(93,192)
Interest expense, net	(1,212)	(3,499)	(5,317)	(8,826)
Income tax (expense) benefit	(7,471)	(8,135)	(20,120)	13,896

Income (loss) from continuing operations	9,762	2,962	26,355	(88,122)
Income (loss) from discontinued operations, net of tax	—	4,442	394	(20,404)
Net income (loss)	$9,762	$7,404	$26,749	$(108,526)

Basic EPS:
Income (loss) from continuing operations	$0.17	$0.05	$0.46	$(1.56)
Income (loss) from discontinued operations, net of tax	—	0.08	0.01	(0.36)
Net income (loss)	$0.17	$0.13	$0.47	$(1.92)

Diluted EPS:
Income (loss) from continuing operations	$0.17	$0.05	$0.46	$(1.56)
Income (loss) from discontinued operations, net of tax	—	0.08	—	(0.36)
Net income (loss)	$0.17	$0.13	$0.46	$(1.92)

Weighted average common shares outstanding:
Basic	57,476	56,808	57,280	56,640
Diluted	58,039	57,002	57,829	56,640

Summary of Continuing Operations

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005(c)
Income (loss) from continuing operations before the effect of SFAS 123R(a) (b)	$10,783	$2,962	$29,516	$(88,122)
Income (loss) from continuing operations	9,762	2,962	26,355	(88,122)

Diluted EPS from continuing operations:
Income (loss) from continuing operations before the effectof SFAS 123R(a) (b)	$0.19	$0.05	$0.51	$(1.56)
Income (loss) from continuing operations	$0.17	$0.05	$0.46	$(1.56)

(a)       A non-GAAP financial measure; see “Non-GAAP Financial Measure” below.

(b)      Effective as of the beginning of fiscal 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004) – Share-Based Payment (“SFAS 123R”) using the modified prospective application method.  Accordingly, the results of operations for the current year fiscal periods include expense related to the fair value of its stock-based compensation awards.

(c)         Reflects a non-cash impairment charge in the second quarter of fiscal 2005 of $105.6 million for goodwill and other identifiable intangible assets.

Non-GAAP Financial Measure

Management of the Company believes that income before the effect of SFAS 123R is useful information because it allows investors to assess the Company’s earnings trend.  Such non-GAAP information is also integral to management’s internal evaluation of the Company’s performance. The following table reconciles the Company’s reported GAAP net income and EPS to the non-GAAP financial measure:

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Income (loss) from continuing operations before the effect of SFAS 123R	$10,783	$2,962	$29,516	$(88,122)
Effect of SFAS 123R, net of tax	(1,021)	—	(3,161)	—
Income (loss) from continuing operations	9,762	2,962	26,355	(88,122)
Income (loss) from discontinued operations, net of tax	—	4,442	394	(20,404)
Net income (loss) – as reported per GAAP	$9,762	$7,404	$26,749	$(108,526)

Diluted EPS:
Income (loss) from continuing operations before the effect of SFAS 123R	$0.19	$0.05	$0.51	$(1.56)
Effect of SFAS 123R, net of tax	(0.02)	—	(0.05)	—
Income (loss) from continuing operations	0.17	0.05	0.46	(1.56)
Income (loss) from discontinued operations, net of tax	—	0.08	—	(0.36)
Net income (loss) – as reported per GAAP	$0.17	$0.13	$0.46	$(1.92)

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS from continuing operations, before the effect of SFAS 123R, for the fourth quarter of fiscal 2006 to be in the range of $0.20 to $0.21.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $238 million to $245 million.  For fiscal 2006, Tetra Tech now expects diluted EPS from continuing operations, before the effect of SFAS 123R, to be in the range of $0.71 to $0.72.  Revenue, net of subcontractor costs, for fiscal 2006 is now expected to range from $945 million to $953 million.

The effect of SFAS 123R on diluted EPS is expected to be approximately $0.07 to $0.08 during fiscal 2006.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s web site at www.tetratech.com on August 3, 2006 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure, and communications.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Mike Bieber, (626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	July 2, 2006	October 2, 2005
Assets
Current Assets:
Cash and cash equivalents	$38,680	$26,861
Accounts receivable - net	324,335	304,905
Prepaid expenses and other current assets	21,506	20,936
Income taxes receivable	10,210	14,172
Current assets of discontinued operations	2,305	24,074
Total current assets	397,036	390,948

Property and equipment:
Equipment, furniture, and fixtures	77,661	70,863
Leasehold improvements	8,644	9,021
Total	86,305	79,884
Accumulated depreciation and amortization	(54,670)	(48,248)
Property and equipment - net	31,635	31,636
Deferred income taxes	10,821	8,926
Income taxes receivable	33,800	33,800
Goodwill	160,080	159,175
Intangible assets - net	4,845	5,668
Other assets	9,476	10,731
Non-current assets of discontinued operations	11,183	7,251
Total assets	$658,876	$648,135

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts Payable	$82,504	$88,508
Accrued compensation	57,506	50,935
Billing in excess of costs on uncompleted contracts	41,735	48,560
Deferred income taxes	15,369	5,019
Current portion of long-term obligations	17,939	17,800
Other current liabilities	39,468	45,137
Current liabilities of discontinued operations	5,449	13,376
Total current liabilities	259,970	269,335

Long-term obligations	57,561	74,138
Non-current liabilities of discontinued operations	—	47

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of July 2, 2006 and October 2, 2005	—	—

Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,635 and 57,048 shares as of July 2, 2006 and October 2, 2005, respectively	576	570

Additional paid in capital	261,847	251,112
Accumulated other comprehensive income (loss)	(3)	757
Retained earnings	78,925	52,176

Total stockholders’ equity	341,345	304,615

Total liabilities and stockholders’ equity	$658,876	$648,135

TETRA TECH, INC.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005

Revenue	$359,055	$320,625	$1,019,139	$927,808
Subcontractor costs	118,836	90,668	311,445	251,106
Revenue, net of subcontractor costs	240,219	229,957	707,694	676,702
Other contract costs	196,967	191,629	573,494	579,338
Gross profit	43,252	38,328	134,200	97,364
Selling, general and administrative expenses	24,807	23,732	82,408	84,944
Impairment of goodwill and other intangible assets	—	0	—	105,612
Income (loss) from operations	18,445	14,596	51,792	(93,192)
Interest expense - net	1,212	3,499	5,317	8,826
Income (loss) from continuing operations before income tax expense (benefit)	17,233	11,097	46,475	(102,018)
Income tax expense (benefit)	7,471	8,135	20,120	(13,896)
Income (loss) from continuing operations	9,762	2,962	26,355	(88,122)
Income (loss) from discontinued operations, net of tax	—	4,442	394	(20,404)
Net income (loss)	$9,762	$7,404	$26,749	$(108,526)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.17	$0.05	$0.46	$(1.56)
Income (loss) from discontinued operations	—	0.08	0.01	(0.36)
Net income (loss)	$0.17	$0.13	$0.47	$(1.92)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.17	$0.05	$0.46	$(1.56)
Income (loss) from discontinued operations	—	0.08	—	(0.36)
Net income (loss)	$0.17	$0.13	$0.46	$(1.92)

Weighted average common shares outstanding:
Basic	57,476	56,808	57,280	56,640
Diluted	58,039	57,002	57,829	56,640

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited - in thousands)

	Nine Months Ended
	July 2, 2006	July 3, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$26,749	$(108,526)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,749	12,372
Stock-based compensation	3,475	—
Deferred income taxes	8,505	(26,304)
Provision for losses on contracts and related receivables	42	27,781
Impairment of goodwill and other intangible assets	—	105,612
Impairment of long-lived assets	—	2,500
Gain on sale of discontinued operations	(1,221)	—
(Gain) loss on disposal of property and equipment	(71)	1,367

Changes in operating assets and liabilities, net of effects of dispositions:
Accounts receivable	(5,329)	27,686
Prepaid expenses and other assets	891	4,330
Accounts payable	(12,273)	(23,367)
Accrued compensation	5,661	(5,820)
Billings in excess of costs on uncompleted contracts	(6,876)	10,828
Other current liabilities	(4,770)	(871)
Income taxes receivable/payable	4,429	(11,309)
Net cash provided by operating activities .	28,961	16,279

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,425)	(6,848)
Payments for business acquisitions	(1,994)	(8,349)
Proceeds from sale of discontinued operations	4,632	—
Proceeds on sale of property and equipment	177	621
Net cash used in investing activities	(5,610)	(14,576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(28,041)	(83,752)
Proceeds from borrowings under long-term obligations	10,000	50,000
Net proceeds from issuance of common stock	6,509	5,468
Net cash used in financing activities	(11,532)	(28,284)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	54

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,819	(26,527)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	26,861	48,032

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38,680	$21,505

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$8,173	$10,181
Income taxes, net of refunds received	$6,567	$6,283